[INTERSTATE LOGO]



                                     URGENT


Attention Interstate National Dealer Services Shareholders:

A Special Meeting of shareholders is scheduled for January 8, 2003.

We have not yet received your proxy.


                                 TIME IS SHORT!
                                 --------------


IN ORDER FOR YOU TO RECEIVE $6.00 PER SHARE IN CASH FROM THE MERGER, WE MUST RECEIVE AN AFFIRMATIVE VOTE FROM THE HOLDERS OF A MAJORITY OF OUR SHARES.

For the reasons set forth in the proxy statement dated December 6, 2002, your Board of Directors believes the proposed merger is in the best interest of the Company and its shareholders and recommends a vote FOR the proposal.

Since time is short, please vote by either using the phone voting instructions or the internet voting instructions included with your voting form.

If you have any questions regarding your vote, please call D.F. King & Co. at 800-290-6426.